Exhibit T3A-1

F0100 - Page 1 of 2	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Certificate of Formation

The undersigned, pursuant to Senate Bill No. 2395, Chapter 402, Laws of 1994, hereby executes the following document and sets forth:

1. Name of the Limited Liability Company

Performance Drilling Company LLC

2. The future effective date is (Complete if applicable)

3. Federal Tax ID

Applied for

4. Name and Street Address of the Registered Agent and Registered Office is

Name	Ben O. Turnage

Physical Address	125 S. Congress Street, Suite 1610

P.O. Box

City, State, ZIPS, ZIP4	Jackson	MS	39201 -

5. If the Limited Liability Company is to have a specific date of dissolution, the latest date upon which the Limited Liability Company is to dissolve

6. Is full or partial management of the Limited Liability Company vested in a manager or managers? (Mark appropriate box)

X	Yes	No

7. Other matters the managers or members elect to include

See Exhibit “A”

Rev. 01/96

F0100 - Page 2 of 2	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Certificate of Formation

By: Signature	/s/ ROBERT L. HOLLADAY, JR.	(Please keep writing within blocks)

Printed Name	Robert L. Holladay, Jr.	Title Attorney

Street and Mailing Address

Physical Address	210 E. Capitol Street, Suite 2000, 39201

P.O. Box	P. O. Box 23059

City, State, ZIPS, ZIP4	Jackson	MS	39225 - 3059

By: Signature	(Please keep writing within blocks)

Printed Name	Title

Street and Mailing Address

Physical Address

P.O. Box

City, State, ZIPS, ZIP4	-

Rev. 01/96

EXHIBIT “A”

TO

CERTIFICATE OF FORMATION

OF

PERFORMANCE DRILLING COMPANY LLC

7. A manager of the limited liability company shall not be liable to the limited liability company or its members for money damages for any action taken, or any failure to take any action, as a manager, except liability for: (i) the amount of a financial benefit received by a manager to which he is not entitled; (ii) an intentional infliction of harm on the limited liability company or the members; (iii) an intentional violation of criminal law; or (iv) a violation of §79-29-606 of the Mississippi Code (1972), as amended.

Full management of the limited liability company is delegated to and vested in the manager or managers of the limited liability company in accordance with this certificate of formation and the limited liability company agreement of the limited liability company, if any.

Signed for identification:

/s/ Robert L. Holladay, Jr.
Robert L. Holladay, Jr.
Person forming LLC

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